Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-256910, No. 333-267110, and No. 333-270614) on Forms S-8 of our report dated February 29, 2024, with respect to the consolidated financial statements of Nuvation Bio Inc.

/s/ KPMG LLP

Short Hills, New Jersey

February 29, 2024